EXHIBIT 10
                                  Fee Contracts

                         EMPLOYMENT AND OPTION AGREEMENT

This Employment and Option Agreement is made and entered into to be effective as of the date upon which services were first rendered in accordance herewith, that being December 1, 1999, and is by and between Charles Stidham (Employee) and Cassco Capital Development Corporation (Client).

A. Employee is willing and able to provide various valuable services for and on behalf of Client in connection with the business of Client. B. Client desires to retain Employee as an employee on behalf of Client and Employee desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

In consideration of the foregoing premises, the mutual promises and agreements hereinafter set forth, and such other and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and Employee agree as follows:

1. Services. Client hereby retains Employee, and Employee hereby accepts and agrees to such retention. Employee shall serve Client as an executive officer and as a member of the board of directors and shall render to Client services of such nature as to provide for the formulation and implementation of a business strategy. These services will include, but are not limited to, consultation on the form and substance of a business plan, the strategy for implementing and marketing that plan and the preparation of a company profile. These services shall also include such further services to Client of this nature as it may deem reasonable and necessary from time to time. It is not intended that the performance of the services described herein shall be accomplished exclusively by Employee; therefore, Employee may engage persons as subcontractors to assist in the discharge of the responsibilities hereunder.

2. Time, Place and Manner of Performance. Employee shall be available for advice and counsel to Client at such reasonable and convenient times and places as may be mutually agreed upon.

3. Term of Agreement. This agreement shall begin when Employee first began rendering services for Client, and shall terminate at the earlier of twenty four
(24) months thereafter or the date on which either all services agreed have been fully rendered or when a change in control of Client shall have occurred.

4. Compensation. Client shall pay Employee a fee of $5,000 per month for a minimum of twenty-four (24) months, an aggregate amount of $120,000. In lieu of cash consideration and at the option of Employee, the Company hereby grants

Employee an option (the Option) to acquire shares of common stock of Client at the market price for such stock. In the event that Employee exercises his Option, which may be exercised as to all or any portion of his fee, Client shall provide to Employee free trading common stock registered under the Securities Act of 1933, as amended. The Option may not be exercised after December 1, 2002. The Option may be exercised in whole or in part by Employee's delivering or mailing to Client at its principal office, or such other place as Client may designate, written notice of exercise duly signed by Employee. Exercise shall be effective on (a) receipt of such written notice by Client and (b) payment to Client of the full purchase price. In case, prior to the expiration of the Option, Client (a) subdivides the number of outstanding shares into a greater number of shares, the purchase price per share shall be proportionately reduced and the number of shares proportionately increased; and (b) conversely, in the event Client contracts the number of outstanding shares by combining such shares into a smaller number of shares, then the purchase price per share shall be proportionately increased and the number of shares shall be proportionately decreased. Neither Employee nor his legal representative shall be, nor have any of the rights or privileges of, a shareholder of Client unless and until certificates representing shares shall have been issued and delivered to Employee. The Option and the obligation of Client to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. Client shall not be required to issue or deliver any certificates for shares prior to (a) listing on any stock exchange on which said stock may then listed and (b) completion of any registration or qualification under any federal or state law or any rule or regulation thereunder. Moreover, the Option may not be exercised if its exercise or the receipt of shares pursuant thereto would be contrary to applicable law.

5. Expenses. Client shall reimburse Employee on demand for all expenses and other disbursements, including, but not limited to, travel, entertainment, mailing, printing and postage, incurred by Employee, or any of his subcontractors, on behalf of Client in connection with the performance of the services pursuant to this agreement. These expenses shall be paid in cash, or, at the option of Employee, in shares of Client's common stock registered under the Securities Act of 1933, as amended. If this non transferrable option is exercised, said shares shall be issued at the fair market value therefor, as specified in the preceding paragraph.

6. Disclosure of Information. Employee recognizes and acknowledges that Employee has and will have access to certain confidential information of Client and its affiliates that are valuable, special and unique assets and property of Client and such affiliates. Employee will not, during or after the term of this agreement, disclose, without the prior written consent or authorization of Client, any such information to any person, except to authorized representatives of Employee or its affiliates for purposes of the services to be rendered under this agreement, for any reason or purpose whatsoever. In this regard, Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

7. Miscellaneous Provisions. (a) Notices. Any notices required or permitted to be given under this agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principle office of each party. (b) Waiver of Breach. Any waiver by a party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the waiving party. (c) Assignment. This agreement and the rights and obligations of the parties hereunder are not assignable by either party. (d) Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Colorado and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this agreement, the laws of the State of Colorado shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.
(e) Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. (f) Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties. (g) Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have entered into this agreement effective as of the day and year first above expressed.


EMPLOYEE:                CLIENT: CASSCO CAPITAL CORPORATION

/s/ Charles Stidham      By: /s/ Charles Stidham
-------------------      -----------------------
Charles Stidham          Charles Stidham

                         CONSULTING AND OPTION AGREEMENT

This Consulting and Option Agreement is made and entered into to be effective as December 1, 1999, the date upon which services were first rendered in accordance herewith, and is by and between Richard Gregory (Consultant) and Cassco Capital Development Corporation (Client).

A. Consultant is willing and able to provide various valuable services for and on behalf of Client in connection with the business of Client. B. Client desires to retain Consultant as an independent contractor on behalf of Client and Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

In consideration of the foregoing premises, the mutual promises and agreements hereinafter set forth, and such other and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and Consultant agree as follows:

1. Consulting Services. Client hereby retains Consultant as an independent contractor to Client and Consultant hereby accepts and agrees to such retention. Consultant shall render to Client services of an advisory or consultative nature in order to provide for business strategy policies. These services will include, but are not limited to, consultation on the form and substance of a business plan, and the strategy for implementing and marketing that plan. These services shall also include such further services to Client of this nature as it may deem reasonable and necessary from time to time. It is the intention of the parties that Consultant will gather all publicly available information relating to Client and confer with officers and directors of Client in an effort to consolidate the information obtained for purposes of discharging the obligations which have been imposed on Consultant under this agreement. It is intended that Consultant will use and distribute this information concerning Client to persons and other parties outside of Client who Consultant determines, in the sole discretion of Consultant, are entitled to this information for purposes of Consultant performing in accordance with the terms and conditions of this agreement. It is not intended that the performance of the consulting services described herein shall be accomplished exclusively by Consultant; therefore, Consultant may engage persons as subcontractors to assist in the discharge of the responsibilities hereunder; however, any such further employment shall be at the cost and expense of Consultant.

2. Time, Place and Manner of Performance. Consultant shall be available for advice and counsel to the officers, directors and agents of Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by Consultant to any specific service, shall be determined in the sole discretion of Consultant.

3. Term of Agreement. This agreement shall begin when Consultant first began rendering services for Client, and shall terminate at the earlier of twenty four
(24) months thereafter or the date on which either all services agreed have been fully rendered or when a change in control of Client shall have occurred.

4. Compensation. Client shall pay Consultant a fee of $5,000 per month for a minimum of twenty four (24) months, an aggregate amount of $120,000. In lieu of cash consideration and at the option of Consultant, the Company hereby grants Consultant an option (the Option) to acquire shares of common stock of Client at the market price for such stock. In the event that Consultant exercises his Option, which may be exercised as to all or any portion of his fee, Client shall provide to Consultant free trading common stock registered under the Securities Act of 1933, as amended. The Option may not be exercised after December 1, 2002. The Option may be exercised in whole or in part by Consultant's delivering or mailing to Client at its principal office, or such other place as Client may designate, written notice of exercise duly signed by Consultant. Exercise shall be effective on (a) receipt of such written notice by Client and (b) payment to Client of the full purchase price. In case, prior to the expiration of the Option, Client (a) subdivides the number of outstanding shares into a greater number of shares, the purchase price per share shall be proportionately reduced and the number of shares proportionately increased; and (b) conversely, in the event Client contracts the number of outstanding shares by combining such shares into a smaller number of shares, then the purchase price per share shall be proportionately increased and the number of shares shall be proportionately decreased. Neither Consultant nor his legal representative shall be, nor have any of the rights or privileges of, a shareholder of Client unless and until certificates representing shares shall have been issued and delivered to Consultant. The Option and the obligation of Client to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. Client shall not be required to issue or deliver any certificates for shares prior to (a) listing on any stock exchange on which said stock may then listed and (b) completion of any registration or qualification under any federal or state law or any rule or regulation thereunder. Moreover, the Option may not be exercised if its exercise or the receipt of shares pursuant thereto would be contrary to applicable law.

5. Expenses. Client shall reimburse Consultant on demand for all expenses and other disbursements, including, but not limited to, travel, entertainment, mailing, printing and postage, incurred by Consultant, or any of its subcontractors, on behalf of Client in connection with the performance of the consulting services pursuant to this agreement. Expenses and disbursements in excess of $100 shall have Client's prior approval. These expenses shall be paid in cash, or, at the option of Consultant, in shares of Client's common stock registered under the Securities Act of 1933, as amended. If this non transferrable option is exercised, said shares shall be issued at the fair market value therefor, as specified in the preceding paragraph.

6. Work Product. It is agreed that, prior to public distribution, all information and materials produced for Client shall be property of Consultant, free and clear of all claims thereto by Client, and Client shall retain no claim of authorship therein.

7. Disclosure of Information. Consultant recognizes and acknowledges that Consultant has and will have access to certain confidential information of Client and its affiliates that are valuable, special and unique assets and property of Client and such affiliates. Consultant will not, during or after the term of this agreement, disclose, without the prior written consent or authorization of Client, any such information to any person, except to authorized representatives of Consultant or its affiliates for purposes of the services to be rendered under this agreement, for any reason or purpose whatsoever. In this regard, Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

8. Nature of Relationship. It is understood and acknowledged by the parties that Consultant is being retained by Client in an independent capacity, and that in this connection, Consultant hereby agrees, except as otherwise provided herein, or unless Client shall have otherwise consented, not to enter into any agreement or incur any obligation on behalf of Client.

9. Conflict of Interest. Consultant shall be free to perform services for other persons during the term of this agreement. Consultant will notify Client of the performance of consulting services for any other person which would conflict with the obligations of this agreement. Upon receiving such notice, Client may terminate this agreement or consent to Consultant's outside consulting services. Failure to terminate this agreement shall constitute Client's ongoing consent to Consultant's outside consulting activities.

10. Indemnification for Securities Law Violations. Client agrees to indemnify and hold harmless Consultant and each officer, director or controlling person of Consultant against any losses, claims, damages, liabilities and /or expenses (including any legal or other expenses reasonably incurred in investigating or defending any act or claim in respect thereof) to which Consultant or such officer, director or controlling person may become subject under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, because of actions of Client or its agent(s).

11. Miscellaneous Provisions. (a) Notices. Any notices required or permitted to be given under this agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principle office of each party. (b) Waiver of Breach. Any waiver by a party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the waiving party. (c) Assignment. This agreement and the rights and obligations of the parties hereunder are not assignable by either party. (d) Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Nevada and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this agreement, the laws of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. (e) Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. (f) Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties. (g) Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute but one and the same document.


IN WITNESS WHEREOF, the parties hereto have entered into this agreement effective as of the day and year first above expressed.

CONSULTANT:              CLIENT: CASSCO CAPITAL DEVELOPMENT CORPORATION

/s/ Richard Gregory      By: /s/ Charles Stidham
-------------------      -----------------------
Richard Gregory          Charles Stidham, President

February 15, 2000                    Regular Mail

Mr. Charles Stidham, President
Cassco Capital Development Corporation
1999 Broadway, Ste. 3235
Denver, CO 80202


Re: General Corporate Representation

Dear Mr. Stidham:

This letter sets forth an agreement between myself and your company, Cassco Capital Corporation, a Delaware corporation (Company), regarding my representation of the entity as general counsel, with my first responsibilities under this contract being the assistance of management in the preparation and filing of all forms required by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, for the purpose of bringing the Company current. Please be advised that I cannot guarantee the results of my efforts.

The nature, character and amount of my fees are determined in accordance with Canon 2 of the Code of Professional Responsibility adopted by the Colorado Supreme Court. I am registered to practice only in Colorado and maintain my principal offices there, residing in Arizona only during the winter months, and I do not maintain an office there. My fees, retainer and payment policies are based on (i) the time and labor required, the novelty and difficulty of the issues involved, and the skill required to perform the legal service properly;
(ii) the degree of risk, amount of money involved and benefits resulting to the Company from such legal services; (iii) the time limitations imposed by the Company or by the circumstances; (iv) the contingency or the certainty of my compensation and (v) whether my services are for a new client or for an established and consistent client.

My time is accrued in one tenth (1/10) hour increments at rates which are influenced by the factors outlined above. My hourly rate is $380 (U.S.) and is subject to change upon 30 days' prior, written notice. The rates charged vary from $35 (U.S.) to $55 (U.S.) for law clerks' and paralegals' time. In addition, the Company is responsible for other costs and expenses relating to this representation, including, but not limited to, state and federal filing fees, printing costs, travel expenses, long distance charges, and reproduction and copying costs. Our agreement is that I will bill the Company in full at my hourly rate, with the option on my part of acquiring common stock of the Company for all or any part of my fees and costs at the market price for the stock at the date of this agreement.

My invoices reflect the services rendered, are mailed after the rendering of my services, are due and payable on presentation and itemize the nature of the legal services rendered throughout the period of the invoice. Statements which remain unpaid for more than 30 days from the date thereof are subject to interest on the outstanding overdue amount in accordance with the Colorado Bar Association's Ethics Opinion Y. The interest charge is equal to one and one half percent (1 1/2%) per month on the overdue balance, which equals eighteen percent (18%) per annum.

I will make every effort to comply with the time schedules which you may give me. The attainment of your goals, however, requires the Company's cooperation. Any difficulties in developing information and completing the required documents will result in delays.

If you have any questions about an invoice, please call me immediately. I want you to be satisfied with the terms of my representation, both now and in the future. It is my custom to keep my clients informed as to the status of all matters entrusted to me. In that regards, I will furnish you with information concerning the work which I have performed on the Company's behalf and the progress I am making in connection with the matters which you entrust with me. I welcome your inquiries.

I look forward to working with you and the other members of the Company, and also to having your assistance and ideas. Please remember, however, that I represent only the Company.

Once again, thank you for the opportunity to be of service.


Yours very truly,


/s/ Mark S. Pierce
------------------
Mark S. Pierce


If this agreement correctly sets forth our mutual understanding, please execute, date and return an original for my files.


READ AND ACCEPTED this 15th day of February, 2000, to be effective as of December 1, 1999.


CASSCO CAPITAL DEVELOPMENT CORPORATION

By: /s/ Charles Stidham
-----------------------
Charles Stidham, President